Exhibit 15(a)

Acknowledgment of Independent Registered Public Accounting Firm

June 22, 2026

The Shareholders and Board of Directors of KeyCorp

We are aware of the incorporation by reference in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-296538) and related Prospectus of KeyCorp for the registration of common shares of our report dated May 5, 2026 relating to the unaudited consolidated interim financial statements of KeyCorp that is included in its Form 10-Q for the quarter ended March 31, 2026.

/s/ Ernst & Young LLP

Cleveland, Ohio